UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

Quanex Building Products Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K (this “Current Report”) relating to the entry by Quanex Building Products Corporation, a Delaware corporation (“we,” “us,” “our,” “Quanex,” or “the Company”), into a new senior secured credit agreement is incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report relating to the termination of Quanex’s prior senior secured credit facilities dated November 2, 2015, is incorporated into this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

New Debt Arrangements

On July 29, 2016, Quanex entered into a Credit Agreement among Quanex; the lenders party thereto (the “Lenders”); and Wells Fargo Bank, National Association (“Wells Fargo”), as agent (in such capacity, the “Agent”) for the Lenders (the “Credit Agreement”), for the purpose of establishing a $450 million credit facility comprising a $150 million Term Loan A and a revolving credit facility of up to an aggregate principal amount of $300 million (collectively, the “Credit Facility”).

The Credit Facility is secured, in whole or in part, by substantially all of the non-real estate property and assets of Quanex and its domestic subsidiaries, and is guaranteed, in whole or in part, by substantially all of the Company’s domestic subsidiaries.

Initial total borrowings of $300 million under the Credit Facility were used to (a) refinance certain existing indebtedness of Quanex and its subsidiaries (the “Refinancing”), (b) make payment of fees, commissions, and expenses in connection with the Refinancing and the Company’s entry into the Credit Facility, and (c) finance ongoing working capital requirements of Quanex and its subsidiaries and other general corporate purposes.

Payoff and Termination of Prior Debt Arrangement

On July 29, 2016, in connection with its entry into the Credit Facility, Quanex terminated (a) its existing $100 million asset-based lending Credit Agreement, among Quanex and certain domestic subsidiaries of Quanex, as US Borrowers; Edgetech (UK) Limited and HL Plastics Limited, as UK Borrowers; Edgetech Europe GmbH, as German Borrower; the lenders party thereto (the “ABL Lenders”); and Wells Fargo Bank, as agent for the ABL Lenders (the “ABL Credit Agreement”); and (b) its existing $310 million Term Loan B Credit Agreement, among Quanex, as Borrower; the lenders party thereto (the “Term Lenders”); and Wells Fargo, as agent for the Term Lenders (the “Term Loan Agreement,” and, together with ABL Credit Agreement, the “Prior Credit Agreements”). As a result of their termination, Quanex and its subsidiaries have no further obligations under the Prior Credit Agreements. The termination of the Prior Credit Agreements and the payment of any and all outstanding amounts due thereunder were conditions precedent to the closing of the Credit Facility. In connection with the termination of the Prior Credit Agreements, Quanex repaid a total of $313,703,931, which included a 1.00% prepayment call premium.

Credit Agreement

The Credit Agreement is a five-year, $450 million senior secured credit facility comprising a $150 million Term Loan A credit facility and a $300 million revolving credit facility. Pursuant to the Credit Agreement, among other things:

(a)	there is a sublimit up to $15 million for letters of credit;

(b)	there is a sublimit up to $15 million for swingline loans;

(c)	there is a formulaic sublimit not to exceed $25 million for direct loans to the Company’s UK subsidiary, Flamstead Holdings;

(d)	there is a formulaic sublimit not to exceed €10 million for direct loans to the German Borrower;

(e)	subject to certain requirements, including the absence of a default, Quanex may from time to time incur an increase in incremental revolving or term loan commitments in an aggregate principal amount not to exceed $150 million, without the necessity of Lender consent, by obtaining additional commitments from Lenders (who have no obligation to do so);

(f)	in addition to existing Lenders, Quanex may seek commitments from third party lenders in connection with any incremental loan commitment increase, subject to certain consent rights given to the Term Agent;

(g)	customary base rate and LIBOR rate interest options are available, in each case, plus applicable margins set at various pricing levels, with a range of from 50 bps to 125 bps for loans priced at the base rate and 150 bps to 225 bps for loans priced at the LIBOR rate;

(h)	prior to maturity, the term loan portion of the Credit Facility will amortize in equal quarterly installments of 5% during the first year, 10% during years 2 through 4, and 15% during year 5, with the entire unpaid balance due on the maturity date;

(i)	there are customary representations and warranties, affirmative covenants, negative covenants, and provisions governing an event of default (including acceleration of payment in connection with Quanex’s failure to pay all or any portion of any obligations, principal, or any amount payable under a letter of credit);

(j)	there are financial covenants requiring Quanex to maintain (a) a consolidated leverage ratio not exceeding 3.50 to 1.00 for the period from closing through January 30, 2017; 3.25 to 1.00 for the period from January 31, 2017 through January 30, 2018; and 3.00 to 1.00 for all periods thereafter (with the maximum ratio amount subject to an optional 0.50x increase for four quarters following the consummation of a permitted acquisition) ; and (b) a consolidated fixed charge coverage ratio of at least 1.10 to 1.00. Each of the covenants are measured as of the last day of each fiscal quarter;

(k)	there are customary mandatory prepayment provisions, and subject to certain conditions, customary optional prepayment provisions available without premium or penalty; and

(l)	with certain limited exceptions, subsequently acquired or formed direct and indirect domestic subsidiaries will be required to join in the Credit Facility as guarantors and pledge substantially all of their non-real estate assets to secure all or a specified portion of the Credit Facility obligations.

The representations, warranties, and covenants contained in the Credit Agreement were made only for purposes of the Credit Agreement and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by those contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Credit Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties to the Credit Agreement or any of their respective stockholders, subsidiaries, or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date the Credit Agreement is entered into, which subsequent information may or may not be fully reflected in the public disclosures of Quanex.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 1, 2016, Quanex issued a press release announcing the Refinancing (the “Press Release”). The full text of the Press Release is attached as Exhibit 99.1 to this Current Report.

The information in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless Quanex expressly states that such information is to be considered “filed” under the Exchange Act or incorporates such information by specific reference in a Securities Act or Exchange Act filing. The furnishing of the Press Release is not intended to, and does not, constitute a determination or admission by Quanex that any information contained therein is material or complete, or that investors should consider the Press Release before making an investment decision with respect to Quanex’s securities.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated as of July 29, 2016, by and among Quanex Building Products Corporation, the lenders party thereto; and Wells Fargo Bank, National Association, as Agent

99.1	Press Release dated August 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION

Date: August 1, 2016	By:	/s/ Brent L. Korb
Brent L. Korb
Senior Vice President – Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Credit Agreement, dated as of July 29, 2016, by and among Quanex Building Products Corporation, the lenders party thereto; and Wells Fargo Bank, National Association, as Agent

99.1	Press Release dated August 1, 2015.